UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 1, 2024

(Date of Report (Date of earliest event reported))

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105
(Address of principal executive offices)

(323) 538-5799

(Registrant’s telephone number)

2 Cityplace Drive, Suite 200, St. Louis, MO 63141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Appointment of Certain Officers

Effective August 1, 2024, Jeremy P. Concannon will be appointed as Chief Growth Officer (“CGO”) of Verde Resources, Inc (the “Company”). The Company believes that the education, business and operational experience of Jeremy P. Concannon give him the qualifications and skills necessary to serve as CGO of the Company.

Mr. Jeremy P. Concannon (47)

Jeremy Concannon began his career in his family's business, progressing from entry-level roles to inside and outside sales. He played a key role in driving substantial growth, leading to the company's acquisition by a major strategic buyer. As Vice President of Sales, Jeremy led a high-performing team, managed the hiring and onboarding of top sales talent, and developed effective sales strategies. His leadership consistently delivered year-over-year growth and profitability, positioning the business as an industry leader. Jeremy is adept at developing and expanding sales teams, building cohesive, motivated groups focused on achieving sales success and company growth objectives.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Jack Wong
Jack Wong
Chief Executive Officer

Date: August 5, 2024

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